Exhibit 10.1

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

This is Amendment No. 1, dated as of September 28, 2005 (this “Amendment”) to the EMPLOYMENT AGREEMENT, dated as of May 3, 2005 (the “Agreement”), between Marvel Entertainment, Inc. (formerly known as Marvel Enterprises, Inc.), a Delaware corporation (the “Company”) and David Maisel (the “Executive”).

WHEREAS, the Company and the Executive have agreed to amend the Agreement in the manner, and on the terms and conditions, provided for herein;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties to this Amendment hereby agree as follows:

1.     Amendment to Section 1.1 of the Agreement. The Executive’s titles as described in Section 1.1 of the Agreement shall be changed immediately to Vice Chairman of Marvel Studios and Executive Vice President – Corporate Development of the Company. The Executive shall report to the Chief Executive Officer of the Company.

2.     Amendment to Section 1.3 of the Agreement. Section 1.3 of the Agreement is hereby amended and restated in its entirety to read as follows:

“The duties to be performed by the Executive hereunder shall be performed primarily at the offices of the Company in Los Angeles, subject to customary travel requirements on behalf of the Company, and with the understanding that half or less of the Executive’s time performing the duties may be spent at the Company’s headquarters in New York City.”

3.	Amendment to Schedule I of the Agreement.

(a)          Section 2(a) of Schedule I of the Agreement is hereby amended by adding the following at the end thereof:

“In the event that, between January 12, 2006 and December 11, 2006, Executive has ended his employment other than pursuant to Section 4.4(a), and provided that the Executive has continued to comply with the provisions of Sections 5, 6 and 7 of this Agreement:

(i) half of the options scheduled to vest on December 11, 2006 shall vest on December 11, 2006 and half shall expire unvested; and

(ii) all of Executive’s vested and unexercised options shall remain exercisable until the 90th day after December 11, 2006.”

(b)          Section 2(b) of Schedule I of the Agreement is hereby amended by adding the following at the end thereof:

“In the event that, between January 12, 2006 and January 12, 2007, Executive has ended his employment other than pursuant to Section 4.4(a), and provided that the Executive has continued to comply with the provisions of Sections 5, 6 and 7 of this Agreement, half of the shares of restricted stock scheduled to vest on January 12, 2007 shall vest on January 12, 2007 and half shall be forfeited.”

(c)          Section 2 of Schedule I of the Agreement is hereby amended by adding the following at the end thereof:

“In the event that, after January 12, 2006, Executive has ended his employment other than pursuant to Section 4.4(a), and provided that the Executive has continued to comply with the provisions of Sections 5, 6 and 7 of this Agreement, the Executive will be entitled to receive the full remaining amount of the bonus described in Section 3.2(b) of this Agreement on the scheduled payment date of that amount.”

4.	General.

This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in New York, without regard to the conflict of law principles of such state.

The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Amendment.

The Agreement, as amended by this Amendment, sets forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior agreements, arrangements and understandings, written or oral, relating to the subject matter hereof. No representation, promise or inducement has been made by either party that is not embodied in the Agreement as amended by this Amendment, and neither party shall be bound by or liable for any alleged representation, promise or inducement not so set forth. Except as expressly changed by this Amendment, the Agreement remains in full force in accordance with its terms.

This Amendment may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Amendment and all of which, when taken together, will be deemed to constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first above written.

COMPANY:

MARVEL ENTERTAINMENT, INC.

By:   /s/ John Turitzin

Name: John Turitzin

Title:	Executive Vice President

EXECUTIVE:

   /s/ David Maisel

David Maisel

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